UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		    Washington, D.C. 20549

			FORM 8-A

	FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
		PURSUANT TO SECTION 12(b) or 12(g) OF THE
		SECURITIES EXCHANGE ACT OF 1934

			Gold Dynamics CORP.
	(Exact name of Registrant as specified in its charter)


	        Nevada	                        n/a
	(State of Incorporation)	(I.R.S. Employer
	                               Identification No.)



      2248 Meridian Blvd.
       Ste H, Minden. NV                          89423

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
to be so registered	                Name of each exchange of which
each class is to be registered

Not applicable	                              Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [x]

Securities Act registration statement file number to which this form relates: No. 333-136981

Securities to be registered pursuant to Section 12(g) of the Act:

		COMMON STOCK, PAR VALUE $0.001 PER SHARE

			(Title of Class)







Item 1. Description of Registrants Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption Description of Securities in the Registrants Registration Statement on Form SB-2 (File No. 333-136981) as filed with the Securities and Exchange Commission on August 30, 2006, as amended, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1	      Articles of Incorporation*
3.2	      Bylaws*

* Incorporated by reference to the Registrants Registration Statement on Form S-1 (File No. 333-136981) on August 30, 2006.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

						     Revo Ventures, INC.
							(Registrant)


Date: October 1, 2010			        By: /s/    Tie Ming Li
         Name:  Tie Ming Li
        Title:  President and chief
                Executive Officer